Aflac Incorporated 2014 10-K
EXHIBIT 10.4

SECOND AMENDMENT TO THE AFLAC INCORPORATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(as amended and restated effective January 1, 2009)

This Amendment to the Aflac Incorporated Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2009 (the “Plan”), is made by Aflac Incorporated (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of certain key management and highly compensated employees; and

WHEREAS, pursuant to Section 8.1 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has the right to amend the Plan at any time; and

WHEREAS, the Compensation Committee wishes to amend the Plan to provide that the Plan will be frozen such that there will be no new participants added to the Plan after December 31, 2014.

NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 2015, the
Plan is hereby amended as follows:

1.	Section 2.1 of the Plan is amended by deleting said section in its entirety and substituting in lieu thereof the following:

2.1    Selection of Participants.

Effective as of January 1, 2015, no further Eligible Employees will become Participants in the Plan. Prior to such date, the Compensation Committee, in its sole discretion, shall designate which Eligible Employees shall become Participants in the Plan and, for each such Eligible Employee, his Participation Date. The Administrative Committee shall maintain a list of the names and Participation Dates of each Participant in its records. Notwithstanding anything herein to the contrary, all aspects of the selection of Participants before January 1, 2015, shall be in the sole discretion of the Compensation Committee and regardless of title, duties or any other factors, there shall be no requirement whatsoever that any individual or group of individuals be allowed to participate herein.

2.    Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Aflac Incorporated has caused this Amendment to the Plan to be executed on the date shown below.

AFLAC INCORPORATED

By: /s/ Kriss Cloninger III

Date: November 18, 2014